UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 22, 2005

                                 USIP.COM, INC.

             (Exact name of registrant as specified in its charter)


                  UTAH                                    16-1583162
(State or other jurisdiction of                           (I.R.S. Employer
       incorporation or organization)                     Identification No.)


                                7325 OSWEGO ROAD
                               LIVERPOOL, NY 13090
                     (Address of principal executive office)


                                 (315) 451-7515
              (Registrant's Telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

         On May 24, 2004 USIP.Com, Inc. ("USIP") signed an Agreement and Plan of Merger ("Agreement") with Cornerstone Services Group, Inc. ("Cornerstone"). Under the terms of the proposed Merger Cornerstone was to merge into USIP, with USIP to remain the surviving corporation. Thereafter the name of the surviving corporation was to be changed to Cornerstone Services Group, Inc.

Since entering the Agreement the parties have been pursuing the Merger, but were ultimately unable to complete the transaction due to Cornerstone's deteriorating financial condition. On June 22, 2005 the parties mutually agreed to terminate the Agreement and to cease further efforts to effect the Merger. No termination penalties will be incurred by USIP.

ITEM 9.01  FINANCIAL STATEMENT AND EXHIBITS

None




                                    SIGNATURE


Pursuant to the requirements of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersign hereunto duly authorized.

                                 USIP.COM., INC.
                                  (Registrant)


Date: June 23, 2005                         /s/ Craig Burton
                                            -----------------------------------
                             Craig Burton, President